Exhibit 10.24

FORMULA FOR DETERMINING 2017 TARGET PERFORMANCE SHARE UNIT
AWARDS TO BE ISSUED TO NAMED EXECUTIVE OFFICERS
The target number of performance share units to be issued to each Named Executive Officer listed below for 2017 will be determined in accordance with the following formula:

2017 Target Number PSU Awards	=	Base Salary as of 1/1/17	x	Long‑Term Incentive Target listed below
Average closing price of Ameren Corporation Common Stock on The New York Stock Exchange for each trading day in December 2016

NAMED EXECUTIVE OFFICER	LONG-TERM INCENTIVE TARGET AS PERCENT OF BASE SALARY
Baxter	360%
Lyons	195%
Nelson	160%
Moehn	180%
Mark	170%
Diya	140%
Birk	100%
Steinke	100%